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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    2/14/96
                                                 --------------


                          SI DIAMOND TECHNOLOGY, INC.
              (Exact name of Registrant as specified in charter)

    TEXAS                          1-11602              76-0273345
  (State of                      (Commission          (IRS Employer
Incorporation)                   File Number)     Identification Number)

       12100 Technology Boulevard
            Austin Texas                                    78727
(Address of principal executive office)                (Zip Code)


Registrant's telephone number, including area code: (512) 331-6200



                                Not Applicable
                                --------------
         (Former name or former address, if changed since last report)



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Item 5. Other Events

     On February 14, 1997, SI Diamond Technology, Inc. (the "Company") filed an Amended and Restated Articles of Incorporation (the "Restated Articles") with the Secretary of State of the State of Texas. These Restated Articles amended certain terms of the Company's Series E Preferred Stock ("Series E Preferred"), which amendments were approved by a vote of the Holders of the Series E Preferred.

     The terms of the Series E Preferred were amended as follows:

     1. The Conversion Price of the Series E Preferred were amended by (a) making two-thirds (2/3) of the Series E Preferred convertible at the lesser of $3.00 or 85% of the average of the Closing Bid Price of the Company's Common Stock for the 5 trading days immediately preceding conversion; provided, however, that the fixed conversion price of $3.00 shall be reduced to $2.75 after April 15, 1997, if the arithmetic average of the Closing Bid Price for the Company's Common Stock for the 5 trading day period immediately preceding April 1, 1997 is less than $3.00; and (b) making one-third (1/3) of the Series E Preferred convertible at the lesser of $1.875 or 85% of the average of the Closing Bid Price of the Company's Common Stock for the 5 trading days immediately preceding conversion.

     2. (a) After February 14, 1997, each Holder of Series E Preferred may convert up to 1/3 of the shares of Series E Preferred held by such Holder as of January 16, 1997;

        (b) After March 15, 1997, each Holder of Series E Preferred may convert up to an additional 12.5% of the shares of Series E Preferred held by such Holder as of January 16, 1997;

        (c) In addition, after March 15, 1997, each Holder of Series E Preferred may also convert on any date after March 15, 1997, a cumulative number of shares of Series E Preferred equal to the product of (i) the number of days from March 15, 1997 through and including the conversion date,
        (ii) .4067% and (iii) the number of shares of Series E Preferred Stock held by such Holder as of January 16, 1997.

        However, each Holder of Series E Preferred may convert any and all shares of Series E Preferred then held by such Holder at any time after either (x) the average of the Closing Bid Price of the Company's Common Stock for 5 consecutive trading days exceeds $3.00 or (y) Marc W. Eller ceases to be employed by the Company in substantially the same capacity as he occupies as of January 16, 1997.

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     3. The Holders of Series E Preferred shall, in no event, be entitled to convert shares of Series E Preferred, which upon conversion, would cause the aggregate number of shares of Common Stock beneficially owned by such Holder and its affiliates to exceed 4.9% of the outstanding shares of Common Stock of the Company following such conversion.

Item 7. Financial Statement and Exhibits

     Exhibit 3.1 Amended and Restated Articles of Incorporation of SI Diamond Technology, Inc. as filed with the Secretary of State of the State of Texas as of February 14, 1997.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 1997

                                       SI DIAMOND TECHNOLOGY, INC.



                                       By: /s/ Douglas P. Baker
                                          --------------------------------
                                          Douglas P. Baker
                                          Vice President and
                                          Chief Financial Officer